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Exhibit 99.1

DATA SYSTEMS & Software Inc. Announces Continued Listing On Nasdaq

Thursday February 26, 6:45 pm ET

MAHWAH, N.J., Feb. 26 /PRNewswire-FirstCall/ -- Data Systems & Software Inc. (Nasdaq: DSSIE - News) today announced that pursuant to a decision of a Nasdaq Listing Qualifications Panel, the Company's Common Stock will continue to be listed on The Nasdaq SmallCap Market based upon an exception to Rule 4310(c)(14) of the Nasdaq Marketplace rules.

As previously announced, in December 2003 the Company received notice from the Staff of The Nasdaq Stock Market that the Company was not in compliance with SEC rules and Nasdaq's quantitative maintenance standards, due to the fact that the unaudited interim financial statements included in the Company's Form10-Q for the quarter ended September 30, 2003 were not reviewed by independent auditors. The noncompliance resulted from the resignation on October 9, 2003 of the Company's independent auditors, KPMG LLP. At that time the Staff informed the Company that the Company's Common Stock was subject to delisting from The Nasdaq SmallCap Market. As previously disclosed, on January 14, 2004 the Company engaged Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, to act as independent auditors for the Company for the year ended December 31, 2003. At a hearing before the Nasdaq Listing Qualifications Panel on January 14, 2004, representatives of the Company presented to the Panel the Company's definitive plan for coming into compliance with all SEC and Nasdaq requirements by March 30, 2004 and remaining in compliance with all applicable requirements thereafter.

In its decision rendered on February 25, 2004, the Listing Panel determined that the Company's Common Stock will continue to be listed on The Nasdaq SmallCap Market, conditional upon the Company's filing of an amended Form 10-Q that includes interim financial statements for the three and nine month periods ended September 30, 2003 that have been reviewed by the Company's independent auditors as required by SEC rules. Under the Panel's decision, the continued listing of the Company's Common Stock is also conditional on the Company's filing its Annual Report on Form 10-K for the year ended December 31, 2003 on or before March 30, 2004 and thereafter filing with the SEC and Nasdaq on a timely basis all periodic reports for all fiscal 2004 reporting periods. Under the Panel's decision, should the Company fail to make any required filing in accordance with the Panel's conditions, the Common Stock would be subject to immediate delisting from The Nasdaq SmallCap Market.

The Company currently expects that the review of the interim financial statements included in the Form 10-Q for the third quarter of 2003 and all necessary filings with the SEC will be completed on or before March 30, 2004, as required by the Listing Panel. The Company also currently anticipates that it will be able to continue to comply with the conditions set forth by the Listing Panel and all other criteria for continued listing of the Common Stock on The Nasdaq SmallCap Market.

Due to the continued listing of the Company's Common Stock pursuant to an exception from the Nasdaq Marketplace Rules, effective with the commencement of business on Friday, February 27, 2004, the trading symbol for the Company's Common Stock will be changed to "DSSCE." The characters "C" and "E" will be removed from the Company's symbol and the symbol will revert to "DSSI" upon confirmation to Nasdaq that the Company has complied with the terms of the exception, and with all other criteria necessary for continued listing of the Company's Common Stock on The Nasdaq SmallCap Market, which the Company believes will occur by March 30, 2004.

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ABOUT DATA SYSTEMS & SOFTWARE INC.

Data Systems & Software Inc. is a provider of software consulting and development services and is an authorized direct seller and value added reseller of computer hardware. Through its Comverge Inc. affiliate, the Company provides energy intelligence solutions to utilities.

For more information, contact:
George Morgenstern, CEO, (201) 529-2026, ir@dssiinc.com.

This press release includes forward-looking statements, which are subject to risks and uncertainties, including risks associated with the (i) the ability of the Company and its independent auditors to promptly complete the review of the interim financial statements for the quarter ended September 30, 2003; (ii) the ability of the Company and its independent auditors to complete the audit of its financial statements for the year ended December 31, 2003 and to file its Annual Report on Form 10-K for such year by March 30, 2004; and (iii) compliance by the Company with the other conditions in the Listing Panel's decision. Actual results may vary from those projected or implied by such forward-looking statements. There is no assurance that the review of the interim financial statements or the filing of the 2003 10-K will be accomplished in a timely manner. There is no assurance that the Company will be able to maintain compliance with the listing maintenance standards of The Nasdaq Stock Market. A discussion of risks and uncertainties which may affect the Company's business generally is included in "Business Factors Which May Affect Future Results" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.